Exhibit 99.1

China Security & Surveillance Technology, Inc.
to Raise $25.35 Million in Registered Direct Offering

SHENZHEN, China, Aug. 25 /PRNewswire-Asia/ -- China Security & Surveillance Technology, Inc. ('China Security' or 'CSST' or the 'Company') (NYSE: CSR; Nasdaq Dubai: CSR), a leading provider of digital surveillance technology in the PRC, today announced that it has entered into definitive agreements with certain accredited investors to sell in a registered direct offering 4.056 million shares of its common stock at a price at $6.25 per share under its Form S-3 Registration Statement resulting in gross proceeds to the Company of $25.35 million, before deducting placement agent fees and expenses of the offering. In addition, the Company has issued to the investors warrants to purchase 1.014 million shares of common stock, in the aggregate, at a price of $8.62 per share for a term of one year.

The closing is subject to certain customary closing conditions and is expected to occur early next week.

The net proceeds from the offering will be used to repay notes issued to Citadel Equity Fund Ltd. in accordance with the Company's previously announced restructuring of its outstanding guaranteed senior unsecured convertible notes. Pending such repayments the Company will use the net proceeds from the offering for working capital and general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. The shares of common stock may only be offered by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from Brean Murray, Carret & Co., LLC (570 Lexington Avenue, 11th Floor, New York, NY 10022, fax +1-212-702-6548), or from China Security & Surveillance Technology, Inc. (13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034).

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, CSST manufactures, distributes, installs and services surveillance and safety products and systems as well as develops surveillance and safety related software in China. Its customers are mainly comprised of commercial and government entities and non-profit organizations. CSST has built a diversified customer base through its extensive sales and service network that includes over 150 branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com .

Safe Harbor Statement

This press release may include certain statements, including without limitation statements concerning the proposed transaction and its impact on our prospects, that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expectations regarding the closing of the registered direct offering, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as 'will,' 'believes,' 'expects' or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. The proposed transaction described in this press release may not proceed as described or at all. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ('SEC'), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov .

For more information, please contact:

Company Contact:
Terence Yap
Tel: +86-755-8351-5634
Email: ir@csst.com

Investor Contact:
ICR:
Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com

Bill Zima
Tel: +1-203-682-8200
Email: bill.zima@icrinc.com

Media Contact:
Fleishman-Hillard Hong Kong
Patrick Yu
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com

SOURCE China Security & Surveillance Technology, Inc.

Source: PR Newswire (August 25, 2009 - 11:22 AM EDT)

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